                                                                    EXHIBIT 10.2



                        DIRECTOR NONCOMPETITION AGREEMENT

        This Director Noncompetition Agreement ("Director Agreement"), dated as of March 24, 1998, is between GRANT NATIONAL BANK (the "Bank"), UNITED SECURITY BANCORPORATION ("USBN"), and the undersigned, each of whom is a director ("Director") of the Bank.

                                    RECITALS

        A. USBN, on its own behalf and on behalf of a national banking association to be formed by it under the title "New Grant National Bank," (the "New Bank") and the Bank have entered into a Plan and Agreement of Consolidation ("Consolidation Agreement"), dated as of March 24, 1998, under which New Bank will be consolidated with and into the Bank (the "Consolidated Association").

        B. The obligation of USBN to consummate the transactions contemplated by the Consolidation Agreement are conditioned on its receipt of noncompetition agreements from all directors of the Bank.

        C. USBN, the Bank, and Director believe that the future success and profitability of the Consolidated Association require that existing directors of the Bank be available to continue to serve as directors of the Bank and not be affiliated in any substantial way with a Competing Business for a reasonable period of time after Closing.

        D. Capitalized terms not otherwise defined in this Director Agreement have the meanings assigned to such terms in the Plan.

                                    AGREEMENT

        In consideration of USBN's performance under the Plan, Director agrees that for a period of two years after the Effective Date, as defined in the Plan, he or she will not, directly or indirectly, become involved in, as a principal shareholder, director or officer, "founder," organizer, employee, or other agent of, any financial institution or trust company that competes or will compete with USBN, the Consolidated Association, or any of their subsidiaries or affiliates, within Grant County, Washington State (the "County").

        Director also agrees that during this two year period, Director will not directly or indirectly solicit or attempt to solicit (1) any employees of USBN, the Consolidated Association, or any of their subsidiaries or affiliates, to leave their employment or (2) any customers of USBN, the Consolidated Association, or any of their subsidiaries or affiliates to remove their business from the Consolidated Association, USBN, or any of their subsidiaries or affiliates, or to participate in any manner in any financial institution or trust company that competes or will compete with the USBN, the Consolidated Association, or any of their subsidiaries or affiliates, within the County. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and internet communications.

        During and after the Term of this Director Agreement, Director will not disclose any confidential information of USBN, the Bank, the Consolidated Association or any of their Subsidiaries, obtained by the Director while serving as a director of the Bank, the Consolidated Association, USBN, or any of their Subsidiaries.

        For purposes of this Director Agreement, the term "principal shareholder" means any person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of equity security of a company.

        Director recognizes and agrees that any breach of this Director Agreement by Director will entitle USBN and any of its successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled.

        This Director Agreement is governed by Washington State law. If any court determines that the restrictions set forth in this Director Agreement are unenforceable, the maximum restrictions, term, scope or geographical area that is enforceable will be substituted in place of the unenforceable provisions.

        The parties may execute this Director Agreement in one or more facsimile counterparts. All the counterparts will be construed together and will constitute one agreement.

SIGNED as of March 24, 1998:

Director:
/s/ Jay D. Bair                       /s/ William B. Davis, D.C.
----------------------------          -----------------------------------------
Jay D. Bair                           William B. Davis, D.C.

/s/ Glenn E. Estes                    /s/ Gary T. House
----------------------------          -----------------------------------------
Glenn E. Estes                        Gary T. House

/s/ Pamp G. Maiers                    /s/ Lawrence C. Mitson
----------------------------          -----------------------------------------
Pamp G. Maiers                        Lawrence C. Mitson

/s/ Michael F. Moore                  /s/ Gerry W. Ramm
----------------------------          -----------------------------------------
Michael F. Moore                      Gerry W. Ramm

/s/ Dianne M. Recknagel               /s/ Donald H. Swartz III
----------------------------          -----------------------------------------
Dianne M. Recknagel                   Donald H. Swartz III

GRANT NATIONAL BANK

By  /s/ Lawrence C. Mitson
   -------------------------------
Name:  Lawrence C. Mitson
Title: President and CEO

UNITED SECURITY BANCORPORATION

By   /s/ Richard C. Emery
   -------------------------------
Name:  Richard C. Emery
Title: President and COO

UNITED SECURITY BANCORPORATION

By      /s/ William C. Dashiell
   -------------------------------
Name:  William C. Dashiell
Title:    Chief Executive Officer